Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS PROMISSORY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

KonaRed Corporation

Promissory Note

Issuance Date: December 3, 2015	Original Principal Amount: $110,000
Note No. KRED-1	Consideration Paid at Close: $100,000

FOR VALUE RECEIVED, KonaRed Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the order of Vista Capital Investments, LLC or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $110,000 (one hundred ten thousand) plus accrued and unpaid interest and any other fees.  The Consideration is $100,000 (one hundred thousand) payable by wire transfer (there exists a $10,000 original issue discount (the “OID”)).  The Holder shall pay $100,000 of Consideration upon closing of this Note. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges incurred under this promissory note (the "Note").

(1)           GENERAL TERMS

(a)           Payment of Principal.  The "Maturity Date" shall be December 3, 2016, and may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default. The Company may repay the balance due on the Note at any time without penalty and otherwise shall make three equal installment payments, by wire transfer, to Holder, in the amount of $39,600 on each of the 6-month, 9-month and 12-month anniversaries of the Issuance Date. In the event that a prepayment is made, this amount(s) shall be deducted from the balance due at the next amortization date. For clarity, the payments are an amortization of principal and accrued interest and shall be made in accordance with the following schedule (“Payment Schedule”):

●	$39,600 paid by Company to Holder on June 3, 2016
●	$39,600 paid by Company to Holder on September 3, 2016
●	$39,600 paid by Company to Holder on December 3, 2016

(b)           Interest.  A one-time interest charge of eight percent (8%) (“Interest Rate”) shall be applied on the Issuance Date to the Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided in the aforementioned Payment Schedule) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes.

(c)           Security.  This Note shall not be secured by any collateral or any assets pledged to the Holder

(2)           EVENTS OF DEFAULT.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii)          The Company effects or enters into an agreement to effect any issuance by the Company of a Variable Rate Transaction as defined in Section 4 of this Note.

(iii)         The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)        The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created; and

(v)         The Common Stock is suspended or delisted for trading on the OTCQB Over the Counter  market (the “Primary Market”).

(vi)        The Company’s Common Stock trades at or below a price of $0.01 as reported by the OTC Markets website.

(vii)       The Company loses its status as “DTC Eligible.”

(viii)      The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)           Upon the occurrence of any Event of Default, the Outstanding Balance shall immediately increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(c)           RANK. All payments due under this Note (i) shall rank junior to the notes previously issued to VDF FutureCeuticals, Inc. and Lincoln Park Capital Fund, LLC; and (ii) shall rank pari passu with all other indebtedness of the Company.

(3)           SECTION 3(A)(9) OR 3(A)(10) TRANSACTION.  So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(4)           Limitation on Variable Rate Transactions.  So long as the Note is outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or with the prior written consent of the Holder in its sole and absolute discretion. “Common Share Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares or Common Share Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions) or (ii) enters into any agreement, including, but not limited to, an “equity line of credit”, “at-the-market offering” or other continuous offering or similar offering of Common Shares or Common Share Equivalents, whereby the Company may sell Common Shares or Common Share Equivalents at a future determined price, other than an agreement with the Holder. “Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) Common Shares issued upon conversion of the Senior Convertible Note issued to VDF FutureCeuticals, Inc. (the "VDF Note"), including future principal additions to the VDF Note,, or (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its Subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(5)           REISSUANCE OF THIS NOTE.

(a)           Assignability. The Company may not assign this Note.  This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without the Company’s approval.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(6)           NOTICES.   Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

KonaRed Corporation
1101 Via Callejon #200
San Clemente, CA 92673-4230
Tel: 808.212.1553
Fax: 808.442.9922
Attention: Shaun Roberts and John Dawe
Emails: shaun@konared.com; jdawe@konared.com

If to the Holder:

VISTA CAPITAL INVESTMENTS, LLC
*****************
*****************
Attn: David Clark
Email: dclark@vci.us.com

(7)           APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(a)           WAIVER.  Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
KonaRed Corporation

By: /s/ Shaun Roberts
Name: Shaun Roberts
Title: Chief Executive Officer

HOLDER:

VISTA CAPITAL INVESTMENTS, LLC.

By: /s/ David Clark

Name: David Clark

Title: Principal

[Signature Page to Promissory Note No. KRED-1]